CONTRACT SPECIFICATIONS

CONTRACT DATA

Contract Number:	[NM99999999]	Contract Date:	[12-01-2020]
Contract Type:	[Non-Qualified]	Maximum Issue Age:	[90]
Owner(s):	[John Doe] [Jane Doe]	Owner’s Age:	[35] [35]
Annuitant(s):	[John Doe] [Jane Doe]	Annuitant’s Age:	[35] [35]
Annuity Date:	[01-01-2080]	Annuitant’s Sex:	[Male] [Female]

PURCHASE PAYMENTS
Initial Purchase Payment Amount:			[$100,000]
Minimum Purchase Payment Amount for Non-Qualified Contracts:			[$25,000]
Minimum Subsequent Purchase Payment Amount for Non-Qualified Contracts:			[$250]
Minimum Purchase Payment Amount for Qualified Contracts:			[$25,000]
Minimum Subsequent Purchase Payment Amount for Qualified Contracts:			[$50]
Maximum Aggregate Purchase Payment Amount Without Pacific Life Home Office Approval:			[$1,000,000]
Minimum Transfer Amount:			[$250]
Transfer Fee for Exceeding Trade Limit: Minimum Investment Option Value:			[$25] [$500]
Interest Rate Used for Misstatement of Age and/or Sex:			[1.50%]
Minimum Contract Value to Avoid Contract Termination:			[$1,000]
Advisory Fee Cap:			[1.50%]

Minimum Withdrawal Amounts:	• [$500] for each unscheduled Withdrawal • [$250] for each systematic Withdrawal • [$100] for each systematic Withdrawal paid by electronic funds transfer (EFT)
Maximum Annuitization Age:			[100]
Minimum Annuitization Amount:			[$2,000]
Minimum Annuity Payment Amount:			[$20]

10-2040-CS	3A

CONTRACT SPECIFICATIONS (continued)

FEES AND CHARGES

Mortality and Expense Risk Charge:	[0.15%]
Administrative Fee:	[0.15%]
Platform Fee:	[0.15%]

The smallest gross annual rate of return needed for the dollar amount of the variable annuity payments to not decrease is [4.95%] (net of fund level expenses).  Please refer to the Subsequent Variable Payments provision in the Annuity Provisions section of your Contract for more details.

[RIDER(S)

Name	Current Annual Charge %	Maximum Annual Charge %
[Return of Purchase Payment Death Benefit Rider]	[0.20%]*	[0.20%]

*The Current Annual Charge is guaranteed not to change.

For a complete description of the charges, fees and deductions shown above and other applicable fees and charges, refer to the Charges, Fees and Deductions Provisions of the Contract or the Annual Charge provision of the Rider(s) shown above, if applicable.]

10-2040-CS	3B

CONTRACT SPECIFICATIONS (continued)

INVESTMENT OPTIONS

[

American Funds IS® Bond 1

American Funds IS® US Govt/AAA-Rtd Secs1

BlackRock High Yield V.I. I

BlackRock Total Return V.I. I

DFA VA Short-Term Fixed Portfolio

Fidelity® VIP Investment Grade Bd Init

Pacific Asset Management Floating Rate Income

JPMorgan Insurance Tr Core Bond 1

PIMCO VIT Long-Term US Govt Instl

PIMCO VIT Low Duration Instl

PIMCO VIT Total Return Instl

Vanguard VIF High Yield Bond

Fidelity® VIP Government Money Mkt Init

Vanguard VIF Short Term Invmt Grade

Vanguard VIF Total Bond Mkt Idx

Western Asset Core Plus VIT I

American Funds IS® Captial World Bond Fund 1

DFA VA Global Bond

Franklin Strategic Income VIP 1

PIMCO VIT Emerging Markets Bond Instl

Templeton Global Bond VIP 1

Vanguard VIF Global Bond Index

American Funds IS® Blue Chip Inc&Gr 1

American Funds IS® Growth 1

American Funds IS® Growth-Income 1

American Century VP Mid Cap Value I

BlackRock S&P 500 Index V.I. I

BlackRock Small Cap Index V.I. I

BlackRock Equity Dividend V.I. I

DFA VA US Large Value

DFA VA US Targeted Value

Fidelity® VIP Contrafund Initial

Fidelity® VIP Extended Mkt Idx Initial

Fidelity® VIP Growth Opportunities Init

Fidelity® VIP Index 500 Initial

Fidelity® VIP Value Strategies Initial

Franklin Rising Dividends VIP 1

Franklin Small Cap Value VIP 1

Franklin Small Mid Cap Growth VIP 1

Goldman Sachs VIT Large Cap Value Instl

Goldman Sachs VIT Mid Cap Value Instl

Goldman Sachs VIT Strategic Growth Instl

Invesco Oppenheimer VI Discv Md Cp Gr I]

[

Invesco Oppenheimer VI Mn Strt Sm Cp I

Invesco VI American Value I

Janus Henderson VIT Enterprise Instl

JPMorgan Insurance Tr Mid Cap Value 1

MFS® VIT New Discovery Init

MFS® VIT Value Init

Schwab® S&P 500 Index Portfolio

T. Rowe Price Blue Chip Growth Port

T. Rowe Price Equity Income Port

Vanguard VIF Capital Growth

Vanguard VIF Diversified Val

Vanguard VIF Equity Income

Vanguard VIF Equity Index

Vanguard VIF Growth

Vanguard VIF Mid-Cap Index

Vanguard VIF Total Stock Mkt Idx

American Funds IS® Capital Inc Builder®1

American Funds IS® Global Growth 1

American Funds IS® Global Growth & Inc 1

American Funds IS® International 1

American Funds IS® Intl Gr And Inc 1

American Funds IS® New World 1

BlackRock Global Allocation V.I. I

DFA VA Equity Allocation Portfolio Instl

DFA VA Global Moderate Allocation Instl

DFA VA International Small Portfolio

DFA VA International Value Portfolio

Fidelity® VIP Emerging Markets Initial

Goldman Sachs VIT Glbl Trds Alloc Instl

Invesco Oppenheimer VI Intl Gr I

Invesco VI Balanced-Risk Allocation I

Invesco VI International Growth I

MFS® VIT II International Growth Init

Templeton Foreign VIP 1

Vanguard VIF International

Vanguard VIF Total Intl Stk Mkt Idx

American Funds IS® Mgd Risk Asset AllcP1

American Funds IS® Asset Allocation 1

BlackRock 60/40 Trgr Allc ETF VI I

DFA Balanced Allocation Portfolio

Franklin Income VIP 1

Franklin Mutual Shares VIP 1

Janus Henderson VIT Balanced Instl]

10-2040-CS	3C

CONTRACT SPECIFICATIONS (continued)

INVESTMENT OPTIONS (continued)

[

PLFA Pacific Dynamix Conservative-Growth

PLFA Pacific Dynamix Growth

PLFA Pacific Dynamix Moderate-Growth

TOPS® Aggressive Growth ETF 1

TOPS® Balanced ETF 1

TOPS® Conservative ETF 1

TOPS® Growth ETF 1

TOPS® Managed Risk Balanced ETF 1

TOPS® Managed Risk Growth ETF 1

TOPS® Managed Risk Moderate Gr ETF 1

TOPS® Moderate Growth ETF 1

Vanguard VIF Balanced

Vanguard VIF Conservative Allocation

Vanguard VIF Moderate Allocation

Invesco VI Technology I

T. Rowe Price Health Sciences Port

Vanguard VIF Real Estate Index

MFS® VIT Utilities Series Initial

Fidelity® VIP Consumer Disctnry Init

Fidelity® VIP Energy Initial

]

10-2040-CS	3D

CONTRACT SPECIFICATIONS (continued)

SERVICE CENTER

Send Forms and written requests to:	Send Payments to:
Pacific Life & Annuity Company	Pacific Life & Annuity Company
[P.O. Box 2829	[P.O. Box 2736
Omaha, Nebraska 68103-2829]	Omaha, Nebraska 68103-2736]

Hours: [Between 6:00 am and 5:00 pm, Pacific Standard Time.]

Toll-Free Number for Contract Owners:  [1-800-748-6907]

Toll-Free Number for Financial Professionals:  [1-800-748-6907]

Website: [www.PacificLife.com]

Please use our toll-free telephone number to present inquiries or obtain information about your coverage and for us to provide assistance in resolving complaints.

10-2040-CS	3E